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THE L.E. MYERS CO. GROUP

                                                                      EXHIBIT 11
SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
(In Thousands, except per share data)


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PERIOD ENDED SEPTEMBER 30                                             THREE MONTHS                       NINE MONTHS
--------------------------------------------------------------------------------------------      -----------------------------
                                                                 1995              1994             1995             1994
                                                                 ----              ----             ----             ----
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Primary income per share
Net income                                                     $    1,248          $     759      $    2,505         $    1,527
                                                               -----------------------------      -----------------------------
Weighted average number of common shares
 outstanding during the period                                      2,380              2,379           2,380              2,385

Add - common equivalent shares (determined
  using the "treasury stock" method)
  representing shares issuable upon
  exercise of the common stock equivalents                            179                128             159                116
                                                               -----------------------------      -----------------------------

   Weighted average number of shares
      for income per common share                                   2,559              2,507           2,539              2,501
                                                               =============================      =============================

Income per share - primary                                     $     0.49          $    0.30       $    0.99         $      .61
                                                               =============================      =============================

Fully diluted income per share
Net income                                                     $    1,248          $     759       $   2,505         $    1,527

Add interest on subordinated convertible
  debentures, net of tax                                               60                N/A             176                N/A
                                                               -----------------------------      -----------------------------
                                                               $    1,308          $     759       $   2,681         $    1,527
                                                               -----------------------------      -----------------------------

Weighted average number of common shares
  outstanding during the period                                     2,380              2,379           2,380              2,385

Add
- Common equivalent shares (determined
  using the "treasury stock" method)
  representing shares issuable upon
  exercise of the common stock equivalents                            200               131             200                130

- Shares assumed converted from subordinated
  convertible debentures                                              450               N/A             450                N/A
                                                               -----------------------------      -----------------------------

   Weighted average number of shares
      for income per common share                                   3,030             2,510           3,030              2,515
                                                               =============================      =============================

Income per share - fully diluted                               $     0.43          $   0.30        $   0.88          $    0.61
                                                               =============================      =============================

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